Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89434 and 333-88386 of TASER International, Inc. on Form S-8 and S-3, respectively, of our report dated March 31, 2005 (May 20, 2005, as to Note 11, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11) appearing in this Annual Report on Form 10-KSB/A Amendment No. 1 of TASER International, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche, LLP

Phoenix, Arizona
June 2, 2005